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                                                                  Exhibit 4.2

REGISTERED                                                            REGISTERED

                           TCI COMMUNICATIONS, INC.

                   8.65% SENIOR NOTE DUE SEPTEMBER 15, 2004

                                                                           CUSIP

TCI COMMUNICATIONS, INC., a Delaware corporation,

promises to pay to


or registered assigns
the principal sum of                               DOLLARS on September 15, 2004

INTEREST Payment Dates: March 15 and September 15, commencing March 15, 1995.
         Record Dates: March 1 and September 1.

DATED:

CERTIFICATE OF AUTHENTICATION:                          TCI COMMUNICATIONS, INC.

The undersigned certifies that this is one of the      BY /s/
Securities of the series designated herein                ______________________
referred to in the within-mentioned Indenture.            CHAIRMAN OF THE BOARD
SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                  as Trustee

BY /s/                                                    /s/
  __________________________                              _____________________
  AUTHORIZED OFFICER                                      SECTRETARY

                                    [SEAL]

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                           TCI COMMUNICATIONS, INC.
                   8.65% SENIOR NOTE DUE SEPTEMBER 15, 2004


        1.  Interest.

        TCI Communications, Inc. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note (as defined below) at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year, commencing March 15, 1995. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 15, 1994. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2.  Method of Payment.

        The Company will pay interest on this Note (except defaulted interest) to the persons who are registered holders of this Note at the close of business on the first day of the month in which the interest payment date falls.
Holders must surrender Notes to a Paying Agent to collect premium, if any, and principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal, premium, if any, and interest by its check payable in such money.
It may mail an interest check to a holder's registered address.

        3.  Paying Agent and Registrar.

        Initially, Shawmut Bank Connecticut, National Association ("Trustee") will act as Paying Agent and Registrar and Shawmut Trust Company, at 14 Wall Street, 8th Floor, Window Number 2, New York, New York, will act as an additional paying agent and co-Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

        4.  Indenture.

        This Note is one of a duly authorized issue of Securities of the Company (the "Notes"), issued and to be issued in one or more series under an Indenture dated as of July 26, 1993, as amended and supplemented by a First Supplemental Indenture, dated as of September 13, 1994 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "Act"). The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of them. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. This Note is one of the series designated on the face hereof. The Notes of this series are general unsecured obligations of the Company limited to $300,000,000 in aggregate principal amount.

        5.  No Redemption.

        The Notes may not be redeemed by the Company prior to maturity, and are not entitled to the benefits of a sinking fund.

        6.  Change of Control.

        In the event that a Change of Control occurs on or before September 15, 2004, and, during the period commencing 90 days prior to public disclosure of the occurrence of such Change of Control and ending 90 days after such public disclosure, the rating of the Notes is downgraded to lower than BBB- by Duff & Phelps Credit Rating Co. ("D&P") or lower than Baa3 by Moody's Investors Service, Inc. ("Moody's"), and, in the event that such downgrading occurs prior to such public disclosure, the rating assigned to the Notes by D&P or Moody's as of the close of business on the date of such public disclosure remains lower than BBB- or lower than Baa3, respectively, the holder of this Note will have the right to put all or part of this Note to the Company for purchase at a purchase price of 100% of the principal amount hereof, plus interest accrued and unpaid to the date fixed for purchase, upon the terms and conditions specified in the Indenture.

        7.  Denominations, Transfer, Exchange.

        The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

        8.  Persons Deemed Owners.

        The registered holder of a Note may be treated as the owner of it for all purposes.

        9.  Unclaimed Money.

        If money for the payment of principal, premium, if any, or interest remains unclained for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

        10.  Amendment, Supplement, Waiver.

        Subject to certain exceptions, the Indenture or the Securities of any series may be amended or supplemented, and any past default or compliance with any provision may be waived insofar as the Securities of any series are concerned, with the consent of the holders of a majority in principal amount of the outstanding Securities of such series. Without the consent of any Securityholder, the Company and the Trustee may amend or supplement the Indenture or the Securities of any series to cure any ambiguity, defect, or inconsistency or to provide for uncertificated Securities in addition to certificated Securities or to make certain other specified changes or any change that does not materially adversely affect the rights of any Securityholder.


        11.  Successor Corporation.

        When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

        12.  Defaults and Remedies

        An Event of Default is: default for 30 days in payment of any interest on any Note; default in payment of principal or premium, if any, on any Note; failure by the Company, for 30 days after receipt of notice from the Trustee or the holders of at least 25% in principal amount of the outstanding Notes, to comply with any of its other agreements in the Indenture (other than an agreement which has expressly been included in the Indenture solely for the benefit of Securities of any series other than this series) or the Notes; acceleration of Debt of the Company (including Securities of any other series) representing in excess of five percent (5%) of the aggregate principal amount of the Company's Funded Debt then outstanding unless, within 30 days after receipt of notice by the Company from the Trustee or the holders of at least 25% in principal amount of the outstanding Notes, such acceleration has been rescinded or annulled, such Debt has been paid or the Company shall have contested such acceleration in good faith and by appropriate proceedings and have obtained and thereafter maintained a stay of all consequences thereof that would have a material adverse effect on the Company; and certain events of bankruptcy or insolvency. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of, and the premium, if any, and accrued interest on the Notes may be declared or may become due and payable in the manner and with the effect provided in the Indenture. In the event of a declaration of acceleration under the Indenture with respect to the Notes because an Event of Default has occurred due to the acceleration of Debt of the Company representing in excess of five percent (5%) of the aggregate principal amount of the Company's Funded Debt, such declaration of acceleration under the Indenture shall be automatically annulled if (a) as a result of the contest by the Company in appropriate proceedings of the acceleration of such Debt such acceleration is declared void ab initio, or (b) within 90 days of the declaration of acceleration under the Indenture the declaration of acceleration of such Debt has been rescinded or annulled in any manner authorized by the mortgage, Indenture or instrument evidencing or creating such Debt and, in the case of this clause (b), the annulment of the declaration of acceleration under the Indenture would not conflict with any judgment or decree, and, in either case, all other existing Events of Default (other than the non-payment of the principal of and accrued interest, if any, on Securities of any series that have become due solely by such acceleration with respect to the Notes have been cured or waived. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, holders of a majority in principal amount of the outstanding Notes of this series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice or any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

        13.  Trustee Dealings with Company.

        Shawmut Bank Connecticut, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

        14.  No Recourse Against Others.

        A director, officer, employee, or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Note.

        15.  Authentication.

        This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

        16.  Abbreviations.

        Customary abbreviations may be used in the name of a holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).  Additional abbreviations may be used though not in the above list.

        The Company will furnish to any holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Donna F. Fisher, Executive Vice President, TCI Communications, Inc., 5619 DTC Parkway, Englewood, Colorado 80111-3000.

                               ASSIGNMENT FORM


If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Note to

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             (Insert assignee's social security or tax ID number)
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            (Print or type assignee's name, address, and zip code)

and irrevocably appoint

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agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

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Dated:                         Your Signature:
      ---------------------                   --------------------------------
                                              (Sign exactly as your name
                                               appears on the other side
                                               of this Note.)


                               Signature Guarantee:
                                                   ---------------------------